                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D)  OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 July 16, 1998
                                 -------------
                Date of Report (Date of earliest event reported)


                                DOCUMENTUM, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                     0-27358                  95-4261421
    -----------------------------------------------------------------------
(State or other jurisdiction of    (Commission             (I.R.S. Employer
incorporation)                     File Number)           Identification No.)

                              5671 GIBRALTAR DRIVE
                           PLEASANTON, CA  94588-8547
                           --------------------------
                    (Address of principal executive offices)


                                 (925) 463-6800
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       The undersigned registrant hereby amends its Form 8-K dated July 16, 1998 and filed on July 31, 1998 by adding Items 7(a) and 7(b).

       (a)  Financial Statements of the Business Acquired


                       Report of Independent Accountants



To the Board of Directors and Stockholders of Relevance Technologies, Inc.


   In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Relevance Technologies, Inc. (a development stage company) at May 31, 1998, and the results of its operations and its cash flows for the year ended May 31, 1998 and the period from inception (September 30, 1996) through May 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

San Jose, California
June 25, 1998, except for Note 9 which is as of July 16, 1998

                        RELEVANCE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET


                                                                     May 31,
                                                                      1998
                                                                      ----
ASSETS
Current Assets:
   Cash and cash equivalents                                 $        2,988,000
   Prepaid expenses and other current assets                            157,000
                                                             ------------------
     Total current assets                                             3,145,000

Property and equipment, net                                             409,000
                                                             ------------------

                                                             $        3,554,000
                                                             ==================

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Borrowings under line of credit                           $          597,000
   Notes payable, current                                                89,000
   Accounts payable                                                      71,000
   Accrued liabilities                                                  404,000
                                                             ------------------
     Total current liabilities                                        1,161,000

 Notes payable, long-term                                               198,000
                                                             ------------------
 Mandatorily redeemable convertible preferred stock                   5,761,000
                                                             ------------------

 Commitments (Note 5)

 Stockholders' Deficit:
 Common stock, $0.001 par value; 20,000,000 shares
   authorized; 4,071,642 shares issued and outstanding                    4,000
 Additional paid-in capital                                             646,000
 Deficit accumulated during the development stage                    (3,786,000)
 Other                                                                 (430,000)
                                                             ------------------

     Total stockholders' deficit                                     (3,566,000)
                                                             ------------------

                                                             $        3,554,000
                                                             ==================

  The accompanying notes are an integral part of these financial statements.

                        RELEVANCE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF OPERATIONS

                                                               For the
                                                              period from
                                                               inception
                                                             (September 30,
                                          Year                   1996)
                                          ended                 through
                                         May 31,                 May 31,
                                          1998                    1998
                                          ----                    ----
 Operating expenses:
  Research and development            $   2,066,000        $       2,417,000
  Sales and marketing                       407,000                  460,000
  General and administrative                731,000                  921,000
                                      -------------        -----------------

    Total operating expenses              3,204,000                3,798,000
                                      -------------        -----------------

 Interest income (expense), net              (5,000)                  12,000
                                      -------------        -----------------

 Net loss                             $  (3,209,000)       $      (3,786,000)
                                      =============        =================


  The accompanying notes are an integral part of these financial statements.

                        RELEVANCE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF STOCKHOLDERS' DEFICIT


                                                                                 Deficit
                                                                               Accumulated
                                                                 Additional    During the
                                            Common Stock          Paid-in      Development
                                         Shares      Amount       Capital         Stage            Other            Total
                                       ---------   ---------    -----------    ------------     -----------     ------------
 Issuance of common stock
   for goods and services
   at $.065 per share                    322,500   $       -    $    21,000    $          -     $         -     $     21,000

 Issuance of common stock
   for cash at $.065 per share         2,677,500       3,000        172,000               -               -          175,000

 Net loss                                      -           -              -        (577,000)              -         (577,000)
                                       ---------   ---------    -----------    ------------     -----------     ------------

 Balance at May 31, 1997               3,000,000       3,000        193,000        (577,000)              -         (381,000)

 Common stock options
   exercised in exchange for
   cash and notes receivable           1,071,642       1,000        113,000               -         (90,000)          24,000

 Deferred Compensation                         -           -        340,000               -        (340,000)               -

 Net loss                                      -           -              -      (3,209,000)              -       (3,209,000)
                                       ---------   ---------    -----------    ------------     -----------     ------------

 Balance at May 31, 1998               4,071,642   $   4,000    $   646,000    $ (3,786,000)    $  (430,000)    $ (3,566,000)
                                       =========   =========    ===========    ============     ===========     ============

  The accompanying notes are an integral part of these financial statements.

                        RELEVANCE TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CASH FLOWS

                                                                                                 For the
                                                                                                period from
                                                                                                 inception
                                                                                               (September 30,
                                                                Year ended                     1996) through
                                                                  May 31,                          May 31,
                                                                   1998                             1998
                                                               --------------                 ---------------
 Cash flows from operating activities:
  Net loss                                                     $  (3,209,000)                  $  (3,786,000)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Loss on write-off of fixed assets                                    -                           7,000
      Issuance of common stock for goods and services                      -                          21,000
      Accretion of mandatorily redeemable convertible
        preferred stock issuance costs                                 4,000                           4,000
      Depreciation                                                    74,000                          81,000
      Amortization of debt discount                                    4,000                           4,000
      Changes in current assets and liabilities:
        Prepaid expenses and other current assets                    (60,000)                       (157,000)
        Accounts payable                                              30,000                          71,000
        Accrued liabilities                                          378,000                         404,000
                                                               --------------                 ---------------

          Net cash used in operating activities                   (2,779,000)                     (3,351,000)
                                                               --------------                 ---------------

 Cash flows used in investing activities for
  purchases of property and equipment                               (434,000)                       (490,000)
                                                               --------------                 ---------------

 Cash flows from financing activities:
  Proceeds from issuance of common stock                              24,000                         199,000
  Proceeds from issuance of mandatorily redeemable
    convertible preferred stock, net of issuance costs             3,957,000                       5,725,000
  Proceeds from notes payable, net of repayments                     287,000                         308,000
  Proceeds from borrowings under line of credit                      597,000                         597,000
                                                               --------------                 ---------------

          Net cash provided by financing activities                4,865,000                       6,829,000
                                                               --------------                 ---------------

 Net increase in cash and cash equivalents                         1,652,000                       2,988,000

 Cash and cash equivalents at beginning of period                  1,336,000                               -
                                                               --------------                 ---------------

 Cash and cash equivalents at end of period                    $   2,988,000                  $    2,988,000
                                                               ==============                 ===============
 Supplemental cash flow information:
  Cash paid for interest                                       $      51,000                  $       56,000
                                                               ==============                 ===============

 Supplemental non-cash investing and financing activity:
  Conversion of promissory note to Series A mandatorily
    redeemable convertible preferred stock                     $           -                  $       21,000
                                                               ==============                 ===============

  The accompanying notes are an integral part of these financial statements.

NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


The Company

   Relevance Technologies, Inc., (the "Company"), develops software which utilizes an information modeling technology called Semantic Modeling Architecture to automate the process of capturing and categorizing information. The Company was incorporated in the State of Delaware on September 30, 1996.

   The Company is in the development stage, devoting substantially all of its efforts to product development. The Company has funded its operating losses since inception through the sale of equity securities. The Company expects to generate revenues beginning in fiscal year 1999 through the licensing of its software products. On July 16, 1998, Documentum, Inc., the holders of Series C mandatorily redeemable convertible preferred stock acquired the remaining shares of the Company for $35.0 million in cash and common stock.


Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Cash equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At May 31, 1998, the Company had no investments with maturities greater than three months.


Concentration of credit risk

   Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions. The carrying value of all financial instruments approximates their respective fair value.


Capitalized software development costs

   Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, there have been no software development costs qualifying for capitalization.


Property and equipment

   Property and equipment, including leasehold improvements, are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, three to six years, or the life of the lease, whichever is shorter.


Stock-based compensation

   The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123").


Recent Accounting Pronouncements

   In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income as defined includes all changes in equity (net assets) during a period from nonowner sources. Examples of items to be included in comprehensive income which are excluded from net income include foreign currency translation adjustments and unrealized gain/loss on available-for-sale securities. The disclosures prescribed by SFAS 130 will be effective for the year ending May 31, 1999. The Company does not expect adoption of SFAS 130 to have a material impact on its financial statements.

   In June 1997, the FASB issued SFAS 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The disclosures prescribed by SFAS 131 will be effective for the year ending May 31, 1999. The Company does not expect adoption of SFAS 131 to have a material impact on its financial statements.


NOTE 2 - BALANCE SHEET COMPONENTS:


                                                                  May 31,
                                                                   1998
                                                                -----------

Property and equipment:
  Computer equipment                                            $   409,000
  Furniture and fixtures                                             57,000
  Leasehold improvements                                             24,000
                                                                -----------
                                                                    490,000
  Less: Accumulated depreciation                                    (81,000)
                                                                -----------

                                                                $   409,000
                                                                ===========


Accrued liabilities:
  Payroll and related expenses                                  $    80,000
  Professional fees                                                  83,000
  Taxes                                                              73,000
  Travel expenses                                                    57,000
  License fees                                                       25,000
  Royalty                                                            20,000
  Other                                                              66,000
                                                                -----------

                                                                $   404,000
                                                                ===========

NOTE 3 - INCOME TAXES:

   No provision for federal and state income taxes has been recorded as the Company incurred net operating losses through May 31, 1998. At May 31, 1998, the Company had approximately $3,470,000 of federal and $1,735,000 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2012. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances including the transaction described in Note 9.

   Deferred tax assets, aggregating approximately $1,500,000 at May 31, 1998, consist primarily of net operating loss carryforwards and reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.


NOTE 4 - BORROWINGS:


Line of credit

   At May 31, 1998, the Company had $597,000 outstanding and due under a line of credit with a financial institution. The line of credit provides for borrowings up to $600,000 which are secured by all assets of the Company. The line of credit expires on October 10, 1998 and charges interest at a rate of prime (8.5% at May 31, 1998) plus 2% per annum. On June 12, 1998, the line of credit was repaid in full.

Notes payable

   At May 31, 1998, the Company had $287,000 outstanding and due under notes payable due to a third party. The notes bear interest at 7.92% per annum and are secured by the Company's fixed assets. In connection with the notes, the Company issued warrants to purchase 23,963 shares of the Company's Series A mandatorily redeemable convertible preferred stock at $1.085 per share which expire at the earlier of March 31, 2003 or time of a merger or reorganization, after which stockholders of the Company immediately prior to such transaction own less than 50% of the equity securities of the surviving corporation, so long as the surviving entity is publicly traded. Upon issuance of the notes, the proceeds were allocated between the debt and the warrants based on the fair value of the financial instruments. The Company has determined the fair value of the warrants to be $13,000, which has been reflected as a discount on the related notes. As of May 31, 1998, the maturities under the notes payable are $89,000 in 1999, $106,000 in 2000 and $98,000 in 2001.


NOTE 5 - COMMITMENTS:


Royalty obligations

   On June 26, 1997, the Company entered into a license agreement with a third party to utilize the third party's technology. The agreement specifies a royalty payment of up to 2.25% of future sales of the Company's products which utilize the third party's technology. The minimum rates are $136, $100 and $50 per product sold, as defined in the agreement, during the first, second and third calendar year ends of the agreement, respectively. In addition, the Company is required to pay a 10% maintenance fee based on royalty revenue and a minimum non-refundable royalty totaling $60,000. During fiscal year 1998, $40,000 was paid. The remaining $20,000 is payable during the 1999 fiscal year.


Leases

   The Company leases office space which expires during fiscal year 1999. Rent expense for the year ended May 31, 1998 and the period from inception (September 30, 1996) through May 31, 1998 was $116,000 and $157,000, respectively. The
Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid. Future minimum lease payments under the noncancelable lease are $120,000 for the year ended May 31, 1998.


NOTE 6 - MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

   Mandatorily redeemable convertible preferred stock ("Preferred Stock") at May 31, 1998 consists of the following:


                                                              Proceeds
                          Shares                               Net of
                ---------------------------   Liquidation     Issuance
Series          Authorized      Outstanding     Amount          Costs
------          ----------      -----------   -----------     --------

 A               1,689,124        1,665,161   $ 1,807,000   $ 1,789,000
 B               1,700,000        1,655,629     2,500,000     2,476,000
 C                 900,000          862,068     1,500,000     1,481,000
               -----------      -----------   -----------   -----------

                 4,289,124        4,182,858   $ 5,807,000   $ 5,746,000
               ===========      ===========   ===========   ===========

   The holders of Preferred Stock have various rights and preferences as follows:


Voting

   Each share of Series A, B and C Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

   Holders of Series A, B and C Preferred Stock have the right to vote on an as-if-converted basis with the holders of common stock.

   The Company must obtain approval from a majority of the shares of Preferred Stock outstanding for the following items to (i) sell or otherwise dispose of all or substantially all of its property or business or effect any transaction or series of related transactions in which more than 50% of the voting power is disposed of, (ii) change the rights, preferences or privileges of the shares of Preferred Stock, (iii) change the authorized number of shares of Preferred Stock, (iv) authorize or issue any other equity security having preference over the Preferred Stock, (v) effect a dissolution, liquidation or winding up of the Company, (vi) redeem, purchase or otherwise acquire Preferred Stock, or declare or pay dividends on common stock.


Dividends

   Holders of Series A, B and C Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.08, $0.11 and $0.13 per share, respectively, or, if greater, an amount paid to any other outstanding shares of the Company, when and if declared by the Board of Directors. Dividends are not cumulative. No dividends on Preferred Stock or common stock have been declared by the Board from inception through May 31, 1998.


Liquidation

   In the event of liquidation, dissolution or winding up of the Company (including an acquisition of this Company through any transaction or series of related transactions that results in a transfer of 50% or more of the outstanding voting power or a sale or other disposition of all, or substantially all, of the assets of this Company), the holders of Series A Preferred Stock shall be entitled to receive $1.085 per share and an amount equal to declared but unpaid dividends. Holders of Series B Preferred Stock shall be entitled to receive $1.51 per share and an amount equal to declared but unpaid dividends. Holders of the Series C Preferred Stock shall be entitled to receive $1.74 per share and an amount equal to declared but unpaid dividends. Should the liquidation funds be insufficient to satisfy the holders of Series A, B and C Preferred Stock, then the available funds will be distributed ratably among the holders of Series A, B and C Preferred Stock in proportion to the aggregate preferences detailed above. After satisfaction of the Series A, B and C liquidation preferences, the remaining assets shall be distributed ratably among the holders of Series B Preferred Stock and common stock until holders of Series B Preferred Stock have received an aggregate of $3.775 per share. Thereafter, holders of common stock shall receive the remaining assets of the Company based upon the number of common stock held by each stockholder.


Conversion

   Shares of Series A, B and C Preferred Stock are convertible at the option of the holder at a ratio computed by dividing the original issue price by the conversion price in effect at the time of the conversion which is currently 1:1 and subject to certain dilution protection. Holders of Series A, B and C Preferred Stock have the right to collect any declared but unpaid dividends at the time of conversion. Additionally, Series A, B and C Preferred Stock immediately converts upon the earlier of (i) sale of common stock in a bona fide, firm commitment underwritten offering whereby the gross proceeds aggregate a minimum of $10,000,000 and $5.00 per share, or (ii) date specified by agreement of the holders of a majority of the then outstanding shares of Series A, Series B and Series C Preferred Stock.


Redemption

   At any time after February 1, 2004, upon a written request from holders of the majority of the then outstanding Series A, Series B and Series C Preferred Stock, the Company shall redeem in four annual installments $1.085 per share plus all declared but unpaid dividends of Series A Preferred Stock, $1.51 per share plus all declared but unpaid dividends of Series B Preferred Stock and $1.74 per share plus all declared but unpaid dividends of Series C Preferred Stock. The difference between the carrying value of the Preferred Stock and their redemption value is being accreted ratably to the statement of operations through February 1, 2004.


NOTE 7 - COMMON STOCK:

   The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of $0.001 par value common stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period until vesting is complete. At May 31, 1998, there were 797,792 shares subject to repurchase.

   As of May 31, 1998, the Company has reserved shares of common stock as follows:

   Conversion of Preferred Stock and Preferred Stock warrants         4,289,124
   Options under stock option plan (Note 8)                           1,197,273
                                                                    -----------

   Total shares reserved                                              5,486,397
                                                                    ===========

NOTE 8 - STOCK OPTION PLANS:

   In December 1996, the Company adopted the 1996 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options
("ISO") may be granted only to   Company employees (including officers and
directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Board of Directors authorized 2,268,915 shares of common stock to be issued under the plan. At May 31, 1998, 300,452 were available for grant.

   Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and
(ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately and if exercised prior to vesting, subject to a repurchase option which expires over the vesting period. To date, options granted generally vest over four years. At May 31, 1998, 747,764 shares were subject to repurchase by the Company.


   During fiscal year 1998, 831,642 options to purchase common stock were exercised by three employees in exchange for full recourse notes receivable totaling $90,000. The notes bear interest at an annual rate of 6% per annum, are due on May 12, 2000 and have been recorded in Stockholders' Deficit in the accompanying balance sheet at May 31, 1998.

   During fiscal year 1998, the Company granted 358,000 options at less than fair market value with a weighted average exercise price of $0.25 per share and recorded deferred stock compensation totaling $340,000 related to these stock options. The amount has been recorded under additional paid-in capital and has been fully offset by the unvested portion in Other Stockholders' Deficit in the accompanying balance sheet.

                                                                    Weighted
                                                                    Average
                                                   Options          Exercise
                                                 Outstanding         Price
                                                -------------      ----------

  Granted                                          1,176,692            $0.10
                                                 -----------
Outstanding at May 31, 1997                        1,176,692             0.10
  Granted                                            840,000             0.17
  Exercised                                       (1,071,642)            0.10
  Canceled                                           (48,229)            0.10
                                                 -----------

Outstanding at May 31, 1998                          896,821             0.16
                                                 ===========

   Options outstanding at May 31, 1998 can be exercised at prices between $0.10- $0.30 and have a weighted average remaining contractual life of 9.0 years.

Fair value disclosures

   Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                     For the
                                                                   period from
                                                                    inception
                                                                  (September 30
                                                Year ended        1996) through
                                                  May 31,            May 31,
                                                   1998               1998
                                               -------------      -------------

Net loss:
  As reported                                  $   3,209,000      $   3,786,000
                                               =============      =============

  Pro forma                                    $   3,231,000      $   3,817,000
                                               =============      =============

   The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of four years; risk free interest rate of 5.2% to 6.0% and 5.2% to 6.1% for the year ended May 31, 1998 and the period from inception (September 30, 1996) through May 31, 1998, respectively. The weighted average fair value of options granted at fair value during 1998 and the period from inception (September 30, 1996) through May 31, 1998 was $0.02.


NOTE 9 - SUBSEQUENT EVENTS:

On July 16, 1998, Documentum, Inc. ("Documentum"), the holders of the Series C Preferred Stock agreed to acquire the remaining shares of the Company for $35.0 million in cash and common stock.

(b)  Pro Forma Financial Information

     Effective July 16, 1998, Documentum, Inc. ("Documentum"), a Delaware corporation, completed its acquisition of substantially all of the assets of Relevance Technologies, Inc. ("Relevance"), a Delaware corporation for $5.0 million in cash (including $1.5 million attributable to an earlier investment by Documentum in Relevance) and $31,500,000 worth of Documentum Common Stock, valued at $48.30475 per share. The transaction was accounted for using the purchase method; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair market values at the date of acquisition.

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition accounted for as a purchase. The unaudited pro forma combined condensed balance sheet at March 31, 1998 is based on the individual balance sheets of Documentum and Relevance and has been prepared to reflect the acquisition as of March 31, 1998. The unaudited pro forma combined condensed statements of operations are based on the individual statements of operations of Documentum and Relevance and combines the results of operations for the year ended December 31, 1997 and three months ended March 31, 1998 as if the acquisition occurred on January 1, 1997.

     The unaudited pro forma combined condensed balance sheet and pro forma combined condensed statements of operations are not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the date indicated and should not be construed as representative of future operations. The historical financial statements of Relevance are included elsewhere in this filing and the unaudited pro forma financial statements presented herein should be read in conjunction with those financial statements and related notes.

                                Documentum, Inc.
              Pro Forma Combined Condensed Balance Sheet-Unaudited
                                 March 31, 1998
                                 (in thousands)

                                                                                             Pro Forma         Combined
                                                         Documentum         Relevance       Adjustments       Pro Forma
                                                        ----------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                            $   20,924         $   2,295        $   (5,000) (d)   $   18,219
   Short-term investments                                   80,059                --                --            80,059
   Accounts receivable, net                                 17,773                --                --            17,773
   Other current assets                                      4,566               150                --             4,716
                                                        ----------        ----------        ----------        ----------
           Total current assets                            123,322             2,445            (5,000)          120,767

Property and equipment, net                                  9,512               323                --             9,835
Other assets                                                   409                --                --               409
Goodwill                                                        --                --             1,121 (e)         1,121
                                                        ----------        ----------        ----------        ----------
                                                        $  133,243         $   2,768        $   (3,879)       $  132,132
                                                        ==========        ==========        ==========        ==========

 LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current Liabilities:
    Line of credit                                       $      --         $     597          $     --         $     597
    Accounts payable                                         2,228                67                --             2,295
    Accrued liabilities                                     16,700               212               300 (c)        17,212
    Deferred revenue                                        11,525                --                --            11,525
    Other liabilities                                          334                56                --               390
                                                        ----------        ----------        ----------        ----------
            Total current liabilities                       30,787               932               300            32,019
                                                        ----------        ----------        ----------        ----------

 Long-term obligations                                          --               157                --               157

 Mandatorily redeemable convertible preferred stock             --             4,277            (4,277)(a)            --

 Stockholders' equity (deficit)                            102,456            (2,598)            4,277 (a)
                                                                                                (1,679)(b)
                                                                                                31,500 (d)
                                                                                               (34,000)(f)        99,956
                                                        ----------        ----------        ----------        ----------
                                                        $  133,243        $    2,768        $   (3,879)       $  132,132
                                                        ==========        ==========        ==========        ==========

                   Unaudited Notes to Pro Forma Balance Sheet
                   ------------------------------------------

NOTE 1 - The pro forma balance sheet has been prepared to reflect the acquisition of Relevance by Documentum for an aggregate price of $36.5 million. Pro forma adjustments are made to reflect:

(a) The conversion of the Relevance mandatorily redeemable convertible preferred stock necessary to complete the purchase acquisition.

(b) The elimination of the stockholders' deficit accounts of Relevance.

(c) The costs incurred related to the acquisition.

(d) The issuance of common stock and cash by Documentum.

(e) The excess of acquisition costs over the fair value of net assets acquired (goodwill).

(f) The write-off of purchased in-process research and development costs.

                                Documentum, Inc.
         Pro Forma Combined Condensed Statement of Operations-Unaudited
                      For the year ended December 31, 1997
                      (in thousands, except per share data)

                                                                                      Pro Forma              Combined
                                                        Documentum       Relevance    Adjustments            Pro Forma
                                                     -------------------------------------------------------------------
Revenues                                                $  75,635        $      --      $      --            $  75,635
Cost of revenues                                           14,780               --             --               14,780
                                                       ----------       ----------     ----------           ----------
Gross profit                                               60,855               --             --               60,855
                                                       ----------       ----------     ----------           ----------

Operating expenses:
       Sales and marketing                                 35,084              442             --               35,526
       Research and development                            10,986              928             --               11,914
       General and administrative                           5,976              393             --                6,369
       Amortization of goodwill                                --               --            578 (a)              578
                                                       ----------       ----------     ----------           ----------
             Total operating expenses                      52,046            1,763            578               54,387
                                                       ----------       ----------     ----------           ----------

Income (loss) from operations                               8,809           (1,763)          (578)               6,468

Interest and other income (expense), net                    2,333               28             --                2,361

                                                       ----------       ----------     ----------           ----------
Income (loss) before income tax provision                  11,142           (1,735)          (578)               8,829

Provision for income taxes                                 (3,788)              --            590 (b)           (3,198)

                                                       ----------       ----------     ----------           ----------
Net income (loss)                                       $   7,354        $  (1,735)     $      12            $   5,631
                                                       ==========       ==========     ==========           ==========

Basic earnings per share                                $    0.51                                            $    0.37
                                                       ==========                                           ==========
Diluted earnings per share                              $    0.49                                            $    0.37
                                                       ==========                                           ==========

Shares used to compute basic earnings per share            14,463                             578 (c)           15,041
                                                       ==========                      ==========           ==========
Shares used to compute diluted earnings per share          15,098                              74 (c)           15,172
                                                       ==========                      ==========           ==========

                                Documentum, Inc.
         Pro Forma Combined Condensed Statement of Operations-Unaudited
                    For the three months ended March 31, 1998
                      (in thousands, except per share data)

                                                                                         Pro Forma         Combined
                                                        Documentum       Relevance      Adjustments        Pro Forma
                                                     -----------------------------------------------------------------
Revenues                                                $  25,072        $      --        $      --        $  25,072
Cost of revenues                                            6,249               --               --            6,249
                                                       ----------       ----------       ----------       ----------
Gross profit                                               18,823               --               --           18,823
                                                       ----------       ----------       ----------       ----------

Operating expenses:
     Sales and marketing                                   10,569              238               --           10,807
     Research and development                               3,641              455               --            4,096
     General and administrative                             2,296              206               --            2,502
     Acquisition and related costs                          2,171               --               --            2,171
     Amortization of goodwill                                  --               --              144 (a)          144
                                                       ----------       ----------       ----------       ----------
           Total operating expenses                        18,677              899              144           19,720
                                                       ----------       ----------       ----------       ----------

Income (loss) from operations                                 146             (899)            (144)            (897)

Interest and other income (expense), net                    1,110              (13)              --            1,097

                                                       ----------       ----------       ----------       ----------
Income (loss) before income tax provision                   1,256             (912)            (144)             200

Provision for income taxes                                   (766)              --              310 (b)         (456)

                                                       ----------       ----------       ----------       ----------
Net income (loss)                                       $     490        $    (912)       $     166        $    (256)
                                                       ==========       ==========       ==========       ==========

Basic earnings per share                                $    0.03                                          $   (0.02)
                                                       ==========                                         ==========
Diluted earnings per share                              $    0.03                                          $   (0.02)
                                                       ==========                                         ==========

Shares used to compute basic earnings per share            15,807                               578 (c)       16,385
                                                       ==========                        ==========       ==========
Shares used to compute diluted earnings per share          16,729                                -- (c)       16,385
                                                       ==========                        ==========       ==========

              Unaudited Notes to Pro Forma Statements of Operations
              -----------------------------------------------------

NOTE 1 - The above statements give effect to the following pro forma adjustments necessary to reflect the acquisition:

(a) Amortization of goodwill on a straight-line basis over two years.

(b) Reduction in income taxes to offset the losses generated by Relevance against taxable income of Documentum.

(c) Common shares issued in the purchase acquisition.

Management estimates that $34.0 million of the purchase price represents in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring, non-tax deductible charge upon consummation of the merger. This amount has been reflected as a reduction of stockholders' equity and has not been included in the pro forma combined statements of operations due to its non-recurring nature.

     (c)  Exhibits

               EXHIBIT
                NUMBER    DESCRIPTION

                (1)2.1 Agreement and Plan of Merger and Reorganization, dated as of July 16 1998, among Documentum, Inc. a Delaware corporation, RTI Acquisition Corp, a Delaware corporation, and Relevance Technologies, Inc. a Delaware corporation

                  23.1    Consent of PricewaterhouseCoopers LLP.

               (2)99.1    Press Release of Documentum, Inc, dated July 16,
                          1998.

(1) Incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-3 (333-59331).

(2) Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed with the Commission on July 16, 1998.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOCUMENTUM, INC.



Date:  August 4, 1998              /s/ Mark S. Garrett
                                  -------------------

                                  Mark S. Garrett
                                  Vice President, Chief Financial Officer and
                                   Secretary

                                 EXHIBIT INDEX

              EXHIBIT
              NUMBER      DESCRIPTION

              (1)2.1 Agreement and Plan of Merger and Reorganization, dated as of July 16 1998, among Documentum, Inc. a Delaware corporation, RTI Acquisition Corp, a Delaware corporation, and Relevance Technologies, Inc. a Delaware corporation

                23.1      Consent of PricewaterhouseCoopers LLP.

             (2)99.1      Press Release of Documentum, Inc, dated July 16, 1998.

(1) Incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-3 (333-59331).

(2) Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed with the Commission on July 16, 1998.